 EXHIBIT 12.1

                           AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                      Year             Year             Year            Year              Year
                                                      Ended            Ended            Ended           Ended             Ended
                                                  December 31,     December 31,     December 31,    December 31,      December 31,
                                                      1999             1998             1997            1996              1995
                                                   -----------      -----------      -----------      ----------      ------------
Net Operating Income                               $ 172,276        $ 123,535        $  64,916        $  51,651        $  30,937

(Less) Nonrecurring item:
               Gain on sale                        $ (47,093)       $ (25,270)       $    (677)       $  (7,850)       $    -
               Non-recurring charges                  16,782            -                 -                -                -

(Plus) Extraordinary item:
               Unamortized loan fee write-off      $    -           $     245        $   1,183        $   2,356        $   1,158

(Plus) Fixed charges:
               Portion of rents representative
                    of the interest factor         $     526        $     293        $     172        $     150        $     117
               Interest expense                       74,699           54,650           16,977            9,545           11,056
               Interest capitalized                   21,888           14,724            9,024           12,883            6,004
               Debt cost amortization                  2,624            2,068              700            1,842            1,869
               Preferred dividend                     39,779           28,132           19,656           10,422             -
                                                   ---------          -------        ---------        ---------        ---------

                    Total fixed charges (1)        $ 139,516        $  99,867        $  46,529        $  34,842        $  19,046

 (Less):

               Interest capitalized                $  21,888        $  14,724        $   9,024        $  12,883        $   6,004
               Preferred dividend                     39,779           28,132           19,656           10,422             -

 Adjusted earnings (2)                             $ 219,814        $ 155,521        $  83,271        $  57,694        $  45,137
                                                   ---------        ----------       ---------        ---------        ---------


 Ratio (2 divided by 1)                                 1.58             1.56             1.79             1.66             2.37
                                                   =========        =========        =========        =========        =========

                           AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES


                                                      Year            Year             Year             Year             Year
                                                      Ended           Ended            Ended            Ended            Ended
                                                  December 31,    December 31,     December 31,     December 31,     December 31,
                                                      1999            1998             1997             1996             1995
                                                   ------------    ------------     ------------      -----------      -----------
 Net Operating Income                              $    172,276    $    123,535     $     64,916      $    51,651      $    30,937

 (Less) Nonrecurring item:
                Gain on sale                       $    (47,093)   $    (25,270)    $       (677)     $    (7,850)     $       -
                Non-recurring charges                    16,782          -                -                -                   -

 (Plus) Extraordinary item:
                Unamortized loan fee write-off     $       -       $        245     $      1,183      $     2,356      $     1,158

 (Plus) Fixed charges:
                Portion of rents representative
                    of the interest factor         $        526    $        293     $        172      $       150      $       117
                Interest expense                         74,699          54,650           16,977            9,545           11,056
                Interest capitalized                     21,888          14,724            9,024           12,883            6,004
                Debt cost amortization                    2,624           2,068              700            1,842            1,869
                                                   ------------    ------------     ------------      -----------      -----------

                    Total fixed charges (1)        $     99,737    $     71,735     $     26,873      $    24,420      $    19,046

 (Less):

                Interest capitalized               $     21,888    $     14,724     $      9,024      $    12,883      $     6,004

 Adjusted earnings (2)                             $    219,814    $    155,521     $     83,271      $    57,694      $    45,137
                                                   ------------      ----------     ------------      -----------      -----------


 Ratio (2 divided by 1)                                    2.20            2.17             3.10             2.36             2.37
                                                   ============    ============     ============      ===========      ===========
